Exhibit 99.1

May 2, 2022	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance

Declares Second Quarter Dividend

TULSA, Okla. - May 2, 2022 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter 2022 financial results, affirmed its 2022 financial guidance and declared its quarterly dividend.

FIRST QUARTER 2022 FINANCIAL RESULTS & HIGHLIGHTS

•First quarter 2022 net income was $98.9 million, or $1.83 per diluted share, compared with $95.6 million, or $1.79 per diluted share, in the first quarter 2021;
•Actual heating degree days across the Company's service areas were 5,699 in the first quarter 2022, 9% colder than normal and 2% colder than the same period last year; and
•The board of directors declared a quarterly dividend of $0.62 per share, or $2.48 per share on an annualized basis, payable on June 1, 2022, to shareholders of record at the close of business on May 16, 2022.

"In the first quarter, our maintenance and growth capital programs were both on track, underscoring the opportunities created by the location of our assets," said Robert S. McAnnally, president and chief executive officer. "In the current environment, we remain focused on our long-term strategy, which includes a commitment to safely operating our assets, expanding service to new customers, and managing costs."

FIRST QUARTER 2022 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $140.8 million in the first quarter 2022, compared with $130.3 million in the first quarter 2021, which primarily reflects:

•an increase of $15.1 million from new rates;
•a decrease of $2.4 million in bad debt expense; and
•an increase of $2.6 million in residential sales due to net customer growth.
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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

These increases were partially offset by:

•an increase of $3.7 million in outside service costs; and
•an increase of $2.2 million in employee-related costs.

For the first quarter 2022, other expense, net, increased $3.7 million compared with the same period last year. Other expense, net, includes $2.8 million of expense and $0.6 million of income for the quarters ended March 31, 2022, and 2021, respectively, related to the Company's non-qualified employee benefit plans. In addition, there is $0.8 million and $0.6 million of related expense in operations and maintenance expense for the quarters ended March 31, 2022, and 2021, respectively. In total, these non-cash expenses, which are not included in guidance, were $3.6 million higher for the quarter than the prior year.

Income tax expense includes a credit for amortization of the regulatory liability associated with excess accumulated deferred income taxes (EDIT) of $7.9 million and $8.1 million for the three-month periods ended March 31, 2022, and 2021, respectively.

Capital expenditures and asset removal costs were $122.9 million for the first quarter 2022 compared with $109.0 million in the same period last year. The increase was due primarily to expenditures for system integrity and extension of service to new areas.

REGULATORY ACTIVITIES UPDATE

Securitization

In Oklahoma, the Oklahoma Development Finance Authority (ODFA) received a hearing before the Oklahoma Supreme Court on April 13, 2022, seeking validation of the bond issuance. If the Oklahoma Supreme Court issues a ruling that validates the bond issuance by the ODFA complies with the Oklahoma securitization statute and the laws of Oklahoma, the ODFA will continue the process to issue the securitized bonds associated with the Oklahoma Natural Gas financing order. Pending a ruling from the Oklahoma Supreme Court, the financing order requests the ODFA to issue bonds and provide the net proceeds to Oklahoma Natural Gas as soon as feasible in 2022. At March 31, 2022, Oklahoma Natural Gas has deferred approximately $1.3 billion in extraordinary costs attributable to Winter Storm Uri.
In Kansas, on March 31, 2022, Kansas Gas Service submitted its application for a financing order to the Kansas Corporation Commission (KCC) as contemplated by the settlement reached on its financial plan. Kansas Gas Service has requested approval to issue securitized bonds to recover extraordinary costs resulting from Winter Storm Uri and flexibility to recover the costs over 5, 7, 10 or 12 years. The KCC has until Sept. 27, 2022, to review the application and issue a financing order if it deems the issuance of securitized bonds to be appropriate. If the KCC approves the financing order, the Company can begin the process to issue the securitized bonds. At March 31, 2022, Kansas Gas Service has deferred approximately $335.6 million in extraordinary costs, net of penalties billed, attributable to Winter Storm Uri.

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

In Texas, the Texas Public Finance Authority has begun the process to issue securitized bonds, which by statute, must be issued no later than Aug. 7, 2022. At March 31, 2022, Texas Gas Service has deferred approximately $248.3 million in extraordinary costs associated with Winter Storm Uri, which includes $50.7 million attributable to the West Texas service area. Pursuant to the approved settlement order, in January 2022, Texas Gas Service began collecting the extraordinary costs, including carrying costs, attributable to the West Texas service area from those customers over a three year period.

Other Regulatory Updates

In March 2022, Oklahoma Natural Gas filed its first annual Performance-Based Rate Change (PBRC) application following the general rate case that was approved in November 2021. The filing is for a calendar year 2021 test year and includes a requested base rate increase of $19.7 million, energy efficiency program incentive of $2.3 million and an estimated $9.1 million credit associated with EDIT. If approved, new rates are expected to become effective in the third quarter 2022, and EDIT is expected to be credited to customers in 2023.

In February 2022, Texas Gas Service made Gas Reliability Infrastructure Program (GRIP) filings for all customers in the Central-Gulf Service Area, requesting a $9.1 million increase to be effective in June 2022.

In March 2022, Texas Gas Service made GRIP filings for all customers in the West Texas service area, requesting a $5.0 million increase to be effective in July 2022.

In April 2022, Texas Gas Service filed its annual Cost-of-Service Adjustment filing for the incorporated area of the Rio Grande Valley service area, requesting an increase of $2.9 million. If approved, new rates will become effective in August 2022.

2022 FINANCIAL GUIDANCE

ONE Gas affirmed its financial guidance issued on Jan. 18, 2022, with 2022 net income and earnings per share expected to be in the range of $215 million to $227 million, and $3.96 to $4.20 per diluted share. Capital expenditures, including asset removal costs, are expected to be approximately $650 million for 2022.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tuesday, May 3, 2022, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-254-3590, passcode 9128072, or log on to www.onegas.com/investors and select Events and Presentations.

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, passcode 9128072.
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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs (including operating costs and increased commodity costs related to Winter Storm Uri in February 2021), income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates;
•cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or Company information; further, increased remote working arrangements as a result of the pandemic have required enhancements and modifications to our IT infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•our ability to manage our operations and maintenance costs;
•the concentration of our operations in Kansas, Oklahoma, and Texas;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis, such as the outbreak of COVID-19, including the impact to our operations, customers, contractors, vendors and employees, the effectiveness of vaccine campaigns (including the COVID-19 vaccine campaign) on our workforce and customers and the effect of other measures or mandates that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address the pandemic or other health crisis, which could (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•conservation and energy efficiency efforts of our customers;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, and climate change, and the related effects on supply, demand, and costs;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operational and mechanical hazards or interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of natural gas purchased for our customers, including those related to Winter Storm Uri and any related financing required to support our purchase of natural gas supply, including the securitized financings currently contemplated in each of our jurisdictions;
•impact of potential impairment charges;
•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve, and economic conditions in these areas’ housing markets;
•acts of nature and the potential effects of threatened or actual terrorism and war, including recent events in Europe;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;
•changes in accounting standards;
•changes in corporate governance standards;
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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

•discovery of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled-labor;
•unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2022	2021
	(Thousands of dollars, except per share amounts)

Total revenues	$971,459	$625,293

Cost of natural gas	639,946	314,069

Operating expenses
Operations and maintenance	115,095	110,886
Depreciation and amortization	57,137	52,266
General taxes	18,524	17,727
Total operating expenses	190,756	180,879
Operating income	140,757	130,345
Other expense, net	(4,145)	(405)
Interest expense, net	(15,595)	(15,440)
Income before income taxes	121,017	114,500
Income taxes	(22,083)	(18,925)
Net income	$98,934	$95,575

Earnings per share
Basic	$1.83	$1.79
Diluted	$1.83	$1.79

Average shares (thousands)
Basic	53,922	53,372
Diluted	54,030	53,515
Dividends declared per share of stock	$0.62	$0.58

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2022	2021
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$7,365,981	$7,274,268
Accumulated depreciation and amortization	2,102,368	2,083,433
Net property, plant and equipment	5,263,613	5,190,835
Current assets
Cash and cash equivalents	12,447	8,852
Accounts receivable, net	494,696	341,756
Materials and supplies	54,187	54,892
Natural gas in storage	78,945	179,646
Regulatory assets	1,600,034	1,611,676
Other current assets	34,161	27,742
Total current assets	2,274,470	2,224,564
Goodwill and other assets
Regulatory assets	651,931	724,862
Goodwill	157,953	157,953
Other assets	119,667	103,906
Total goodwill and other assets	929,551	986,721
Total assets	$8,467,634	$8,402,120

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2022	2021
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 54,089,817 shares at March 31, 2022; issued and outstanding 53,633,210 shares at December 31, 2021	$541	$536
Paid-in capital	1,824,771	1,790,362
Retained earnings	630,536	565,161
Accumulated other comprehensive loss	(6,458)	(6,527)
Total equity	2,449,390	2,349,532
Long-term debt, excluding current maturities and net of issuance costs of $12,229 and $12,418, respectively	2,283,620	3,683,378
Total equity and long-term debt	4,733,010	6,032,910
Current liabilities
Current maturities of long-term debt	1,400,011	11
Short-term debt	505,165	494,000
Accounts payable	209,756	258,554
Accrued taxes other than income	75,153	67,035
Regulatory liabilities	32,822	8,090
Customer deposits	61,105	62,454
Other current liabilities	84,754	90,349
Total current liabilities	2,368,766	980,493
Deferred credits and other liabilities
Deferred income taxes	698,765	695,284
Regulatory liabilities	542,622	552,928
Employee benefit obligations	28,468	35,226
Other deferred credits	96,003	105,279
Total deferred credits and other liabilities	1,365,858	1,388,717
Commitments and contingencies
Total liabilities and equity	$8,467,634	$8,402,120

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2022	2021
	(Thousands of dollars)
Operating activities
Net income	$98,934	$95,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,137	52,266
Deferred income taxes	(6,849)	18,567
Share-based compensation expense	2,695	2,587
Provision for doubtful accounts	1,338	3,754
Changes in assets and liabilities:
Accounts receivable	(154,278)	9,640
Materials and supplies	705	1,619
Natural gas in storage	100,701	49,625
Asset removal costs	(9,554)	(9,885)
Accounts payable	(56,863)	87,202
Accrued taxes other than income	8,118	2,059
Customer deposits	(1,349)	(10,787)
Regulatory assets and liabilities - current	36,374	20,466
Regulatory assets and liabilities - non-current	66,002	(1,946,526)
Other assets and liabilities - current	(12,438)	(20,698)
Other assets and liabilities - noncurrent	(23,037)	(14,729)
Cash provided by (used in) operating activities	107,636	(1,659,265)
Investing activities
Capital expenditures	(113,307)	(99,093)
Other investing expenditures	(608)	(2,351)
Other investing receipts	549	241
Cash used in investing activities	(113,366)	(101,203)
Financing activities
Borrowings (repayments) on short-term debt, net	11,165	28,775
Issuance of debt, net of discounts	—	2,498,895
Long-term debt financing costs	—	(35,110)
Issuance of common stock	34,468	—
Dividends paid	(33,285)	(30,882)
Tax withholdings related to net share settlements of stock compensation	(3,023)	(4,292)
Cash provided by (used in) financing activities	9,325	2,457,386
Change in cash and cash equivalents	3,595	696,918
Cash and cash equivalents at beginning of period	8,852	7,993
Cash and cash equivalents at end of period	$12,447	$704,911

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ONE Gas Announces First Quarter 2022 Financial Results;
Affirms 2022 Financial Guidance; Declares Second Quarter Dividend
May 2, 2022

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2022	2021
	(Millions of dollars)
Natural gas sales	$927.0	$582.8
Transportation revenues	$36.8	$36.2
Other revenues	$7.6	$6.3
Total revenues	$971.4	$625.3
Cost of natural gas	$639.9	$314.1
Operating costs	$133.6	$128.6
Depreciation and amortization	$57.1	$52.3
Operating income	$140.8	$130.3
Net income	$98.9	$95.6
Capital expenditures and asset removal costs	$122.9	$109.0

Volumes (Bcf)
Natural gas sales
Residential	60.7	63.0
Commercial and industrial	19.4	18.5
Other	1.1	1.1
Total sales volumes delivered	81.1	82.5
Transportation	67.1	64.3
Total volumes delivered	148.2	146.9

Average number of customers (in thousands)
Residential	2,086	2,068
Commercial and industrial	164	162
Other	3	3
Transportation	12	12
Total customers	2,265	2,245

Heating Degree Days
Actual degree days	5,699	5,600
Normal degree days	5,252	5,236
Percent colder (warmer) than normal weather	9%	7%

Statistics by State
Oklahoma
Average number of customers (in thousands)	916	908
Actual degree days	1,985	2,045
Normal degree days	1,792	1,775
Percent colder (warmer) than normal weather	11%	15%

Kansas
Average number of customers (in thousands)	655	651
Actual degree days	2,532	2,490
Normal degree days	2,461	2,461
Percent colder (warmer) than normal weather	3%	1%

Texas
Average number of customers (in thousands)	694	686
Actual degree days	1,182	1,065
Normal degree days	999	1,000
Percent colder (warmer) than normal weather	18%	7%

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